SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 19, 2007

Morgan Stanley
(Exact Name of Registrant as Specified in Charter)

Delaware	1-11758	36-3145972
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1585 Broadway, New York, New York		10036
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 761-4000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

The information provided under Item 3.02 below is incorporated by reference to this Item 1.01 in its entirety.

Item 3.02 Unregistered Sales of Equity Securities.

On December 19, 2007, Morgan Stanley (the “Company”) entered into an agreement (the “Securities Purchase Agreement”) with a wholly-owned subsidiary of the China Investment Corporation (“CIC”) as a long-term financial investor to sell equity units (the “Equity Units”) with mandatory conversion into Company common stock in the amount of $5,579,143,000, in a private placement under Section 4(2) of the Securities Act of 1933.  CIC’s ownership in the Company’s common stock, including the conversion of the Equity Units, will be 9.9 percent or less of the Company’s total shares outstanding.  CIC will be a passive financial investor.  CIC will have no special rights of ownership and no role in the management of the Company, including no right to designate a member of the Company’s Board of Directors.  A substantial portion of the investment proceeds will be treated as Tier 1 capital for regulatory capital purposes. The investment is expected to close on or about December 28, 2007.

Each Equity Unit is mandatorily convertible into Company common stock at prices between $48.0700 and $57.6840.   The maximum number of shares to be issued upon settlement of the stock purchase contracts included in the Equity Units is 116,062,911.  The Equity Units convert to Company common stock on August 17, 2010, subject to adjustment.  Each Equity Unit will pay a fixed annual payment rate of 9 percent, payable quarterly.

A copy of the Securities Purchase Agreement is being filed as Exhibit 10.1  This exhibit is incorporated herein by reference in its entirety.

 Item 9.01 Financial Statements and Exhibits

     Exhibits

Exhibit Number	Description

10.1	Securities Purchase Agreement between the Company and Best Investment Corporation, a wholly-owned subsidiary of CIC, dated as of December 19, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MORGAN STANLEY (Registrant)
Date:	December 27, 2007	By:	/s/ Martin M. Cohen
			Name:	Martin M. Cohen
			Title:	Assistant Secretary and Counsel